                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         KATZ DIGITAL TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



             DELAWARE                                   13-3871120
(State of Incorporation or Organization)      (IRS Employer Identification No.)



     Twenty-One Penn Plaza, New York, New York                  10001
      (Address of Principal Executive Offices)                (ZIP Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

         Securities Act registration statement file number to which this form relates: ________________________ (if applicable).

         Securities to be registered pursuant to Section 12(b) of the Act:

        Title Of Each Class                Name Of Each Exchange On Which
        To Be So Registered                Each Class Is To Be Registered
        -------------------                ------------------------------


Common Stock, par value $.001 per share        American Stock Exchange


        Securities to be registered pursuant to Section 12(g) of the Act:

-----------------------------------------------------------------------------
                                (Title of Class)

------------------------------------------------------------------------------
                                (Title of Class)

                  INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The description of the Registrant's securities to be registered hereunder is contained in the Registrant's Registration Statement on Form SB-2 (File No. 333-1190), filed with the Securities and Exchange Commission on February 9, 1996, and is incorporated herein in its entirety by reference.

ITEM 2.           EXHIBITS.

Exhibit No.       Description

3.1               Certificate of Incorporation of the Registrant. (1)

3.2               By-laws of the Registrant. (1)

4.1               Form of Certificate representing shares of the Registrant's
                  Common Stock. (2)


---------------------------

(1) Filed previously by the Registrant with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-1190), filed on February 9, 1996, and incorporated herein by reference.

(2) Filed previously by the Registrant with the Securities and Exchange Commission as an Exhibit to the Registrant's Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-1190), filed on February 28, 1996, and incorporated herein by reference.

                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             KATZ DIGITAL TECHNOLOGIES, INC.
                                             (Registrant)

Date:  August 18, 1998                    By:         /s/ GARY KATZ
       ---------------                                -----------------------
                                                      GARY KATZ
                                                      Chief Executive Officer